Exhibit 99.(b)

ARES PRIVATE MARKETS FUND

BYLAWS

Dated as of February 24, 2022

Table of Contents

Page

Article I SHAREHOLDER MEETINGS	1

1.1.	Chairman	1

1.2.	Proxies; Voting	1

1.3.	Notice of Meeting and Fixing Record Dates	1

1.4.	Inspectors of Election	1

1.5.	Records at Shareholder Meetings	2

1.6.	Adjournment	2

Article II TRUSTEES	2

2.1.	Annual and Regular Meetings	2

2.2.	Chairman; Records	2

Article III OFFICERS	2

3.1.	Officers of the Trust	2

3.2.	Election and Tenure	2

3.3.	Removal and Resignation of Officers	3

3.4.	Bonds and Surety	3

3.5.	President and Vice Presidents	3

3.6.	Secretary	3

3.7.	Treasurer	4

3.8.	Chief Compliance Officer	4

3.9.	Other Officers and Duties	4

Article IV MISCELLANEOUS	4

4.1.	Depositories	4

4.2.	Signatures	4

4.3.	Seal	4

Article V SHARE TRANSFERS	5

5.1.	Transfer Agents, Registrars and the Like	5

5.2.	Transfer of Shares	5

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5.3.	Registered Shareholders	5

Article VI AMENDMENT OF BYLAWS	5

6.1.	Amendment and Repeal of Bylaws	5

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ARES PRIVATE MARKETS FUND

BYLAWS

These Bylaws are made and adopted pursuant to Section 3.8 of the Amended and Restated Declaration of Trust of Ares Private Markets Fund, dated as of February 24, 2022, as from time to time amended (the "Declaration"). All words and terms capitalized in these Bylaws shall have the meaning or meanings set forth for such words or terms in the Declaration.

Article I
SHAREHOLDER MEETINGS

1.1.            Chairman. The Chairman of the Board of Trustees, if any, shall act as chairman at all meetings of the Shareholders; in the Chairman's absence, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

1.2.            Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full Share represented at the meeting shall have one vote and each fractional Share shall be entitled to a vote of such fraction, all as provided in Article X of the Declaration.

1.3.            Notice of Meeting and Fixing Record Dates. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be sent or otherwise given to each Shareholder of record entitled to vote thereat at its registered address, not less than ten (10) nor more than ninety (90) days before the date of the meeting. Any such Shareholder meeting may be conducted virtually as well as in person, as so determined by the Trustees. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 10.3 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing of notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date. Notice of any meeting of Shareholders shall be deemed waived by any Shareholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

1.4.            Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the person acting as chairman at any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting and the voting power of each Share, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the person acting as chairman of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

1.5.            Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to stockholders of a Delaware business corporation.

1.6.            Adjournment. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned for any lawful purpose by the Chairman, the Trustees (or their designees) or a majority of the votes properly cast upon the question of adjourning a meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 120 days after the original record date (with proxies being voted for or against adjournment consistent with the votes for and against the proposal for which the required vote has not been obtained).

Article II
TRUSTEES

2.1.            Annual and Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any three Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Except as may be required by applicable law, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

2.2.            Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in the absence of a Chairman, the Trustees present shall elect one Trustee to act as chairman of the meeting. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary or such other person as the Board or Secretary may from time to time designate.

Article III
OFFICERS

3.1.            Officers of the Trust. The officers of the Trust shall consist of one or more Presidents, a Secretary, a Treasurer, a Chief Legal Officer, a General Counsel, a Chief Executive Officer, a Chief Financial Officer and a Chief Compliance Officer and may also include such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. No officer of the Trust need be a Trustee.

3.2.            Election and Tenure. At the initial organization meeting, the Trustees shall elect the President, Secretary, Treasurer, Chief Legal Officer, General Counsel, Chief Executive Officer, Chief Financial Officer and Chief Compliance Officer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

3.3.            Removal and Resignation of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President or Secretary, or at a later date according to the terms of such notice in writing.

3.4.            Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer's duties in such amount and with such sureties as the Trustees may determine.

3.5.            President and Vice Presidents. The President and Chief Executive Officer shall be a principal executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, any President or Chief Executive Officer shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President or Chief Executive Officer shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President or Chief Executive Officer shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President and Chief Executive Officer, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President and Chief Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President and Chief Executive Officer. Subject to the direction of the Trustees, and of the President and Chief Executive Officer, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President or Chief Executive Officer.

3.6.            Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and any committee of the Trustees. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

3.7.            Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall be responsible for the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise, under the supervision of the Trustees, the President and Chief Executive Officer, all powers and duties normally incident to the office in a Delaware business corporation. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President and Chief Executive Officer. The Treasurer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer's possession, shall be subject at all times to the inspection and control of the Trustees. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any class of securities of the Trust on behalf of such class.

3.8.            Chief Compliance Officer. The Trustees shall designate a Chief Compliance Officer to the extent required by, and consistent with the requirements of, the Investment Company Act of 1940, as amended. The Chief Compliance Officer, subject to the direction of and reporting to the Board, shall be responsible for the oversight of the Trust's compliance with the Federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the Chief Compliance Officer must be approved by the Trustees, including a majority of the Trustees who are not Interested Persons of the Trust. The Chief Compliance Officer shall perform such executive, supervisory and management functions and duties as the Trustees may assign to him or her from time to time.

3.9.            Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President and Chief Executive Officer.

Article IV
MISCELLANEOUS

4.1.            Depositories. In accordance with Section 8.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

4.2.            Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or these Bylaws or as the Trustees may provide from time to time by resolution.

4.3.            Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

Article V
SHARE TRANSFERS

5.1.            Transfer Agents, Registrars and the Like. As provided in Section 6.8 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

5.2.            Transfer of Shares. The Shares shall be subject to the limitations on transfer as provided in Section 6.9 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of proper evidence as may be reasonably required to show that the requested transfer is proper.

5.3.            Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

Article VI
AMENDMENT OF BYLAWS

6.1.            Amendment and Repeal of Bylaws. In accordance with Section 3.8 of the Declaration, the Trustees shall have the exclusive power to amend or repeal these Bylaws or adopt new Bylaws at any time. Action by the Trustees with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt Bylaws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

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